AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 2002
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------



                             ABLE LABORATORIES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                                           04-3029787
-------------------------------                           ----------------
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)



                               200 HIGHLAND AVENUE
                                NEEDHAM, MA 02494
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


       STOCK OPTION GRANTED BY ABLE LABORATORIES, INC. TO C. ROBERT CUSICK INCENTIVE STOCK OPTION GRANTED BY ABLE LABORATORIES, INC. TO C. ROBERT CUSICK
       STOCK OPTION GRANTED BY ABLE LABORATORIES, INC. TO C. ROBERT CUSICK DIRECTOR STOCK OPTION GRANTED BY ABLE LABORATORIES, INC. TO C. ROBERT CUSICK
                            ------------------------
                            (FULL TITLE OF THE PLAN)



                              DHANANJAY G. WADEKAR
                               200 Highland Avenue
                          Needham, Massachusetts 02494
                  (781)449-4926 / Facsimile No.: (781)449-5190
            ---------------------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                        COPIES OF ALL COMMUNICATIONS TO:

                             DAVID A. BROADWIN, ESQ.
                                 FOLEY HOAG LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                 (617) 832-1000 / Facsimile No.: (617) 832-7000


                         CALCULATION OF REGISTRATION FEE

===================   ==================   ========================   ========================   ================
TITLE OF SECURITIES      AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED          REGISTERED       OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE   REGISTRATION FEE
===================   ==================   ========================   ========================   ================
Common Stock
($.01 par value)      133,333 shares (1)            $1.875                   $249,999.36             $23.00 (2)
-------------------   ------------------   ------------------------   ------------------------   ----------------
Common Stock
($.01 par value)       60,000 shares (3)             $4.45                   $267,000                $24.56 (4)
-------------------   ------------------   ------------------------   ------------------------   ----------------
Common Stock
($.01 par value)      273,333 shares (5)             $3.75                 $1,024,998.75             $94.30 (2)
-------------------   ------------------   ------------------------   ------------------------   ----------------
Common Stock
($.01 par value)      333,333 shares (6)             $3.30                 $1,099,998.90            $101.20 (2)
===================   ==================   ========================   ========================   ================

(1) Represents shares of Able Laboratories, Inc. common stock issuable upon exercise of an outstanding stock option granted by Able Laboratories, Inc. to C. Robert Cusick dated November 19, 1998.
(2) In accordance with Rule 457(h) under the Securities Act of 1933, the calculation is based on the exercise price of such option
(3) Represents shares of Able Laboratories, Inc. common stock issued and outstanding at July 22, 2002 pursuant to an Incentive Stock option granted by Able Laboratories to C. Robert Cusick dated February 4, 1999.
(4) In accordance with Rule 457(c) under the Securities Act of 1933, the calculation with respect to shares issued and outstanding at July 22, 2002 pursuant to the exercise of stock options granted by Able Laboratories, Inc. to C. Robert Cusick is based on the average of the high and low sale prices reported on the Over-the-Counter Bulletin Board on July 19, 2002.
(5) Represents shares of Able Laboratories, Inc. common stock issuable upon exercise of an outstanding stock option granted by Able Laboratories, Inc. to C. Robert Cusick dated February 24, 1999.
(6) Represents shares of Able Laboratories, Inc. common stock issuable upon exercise of an outstanding director stock option granted by Able Laboratories to C. Robert Cusick dated February 24, 2001.
================================================================================

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a reoffer prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 under General Instruction C to Form S-8. The reoffer prospectus is to be used in connection with resales of restricted securities issued and outstanding pursuant to an Incentive Stock Option granted on February 4, 1999.

                                  60,000 SHARES

                             ABLE LABORATORIES, INC.

                                  COMMON STOCK

           THIS DOCUMENT CONSTITUTES PART OF A REGISTRATION STATEMENT
                       COVERING SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933.

     This reoffer prospectus relates to the resale, by a holder of 60,000 shares of common stock, par value $.01 per share, of Able Laboratories, Inc., issued pursuant to the exercise of an Incentive Stock Option granted on February 4, 1999. We will refer to such holder as a selling stockholder.

     We will not receive any of the proceeds from the offering. We will bear the costs relating to the registration of the shares offered hereby (other than selling commissions).

     The selling stockholder named herein or any pledgees, donees, transferees or other successors in interest, may offer the shares of common stock, from time to time during the effectiveness of this registration, for sale in the over-the-counter market or on the Boston Stock Exchange, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. Sales may be effected to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions in connection therewith. See "Plan of Distribution."

     Our common stock is traded on the Boston Stock Exchange and quoted on the OTC Bulletin Board under the symbol "ABLA." On July 19, 2002, the last reported sale price for the common stock, as reported on the OTC Bulletin Board, was $4.45 per share.

     Our executive offices are located at 200 Highland Avenue, Needham, Massachusetts 02494 and our telephone number at that location is (781)449-4926.

                               ------------------

     The common stock offered hereby involves a high degree of risk.

                     SEE "RISK FACTORS" BEGINNING AT PAGE 5.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS REOFFER PROSPECTUS IS JULY 22, 2002.

                                TABLE OF CONTENTS





                                                                        PAGE
                                                                        ----

AVAILABLE INFORMATION...................................................  4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................  4

OUR BUSINESS............................................................  5

RISK FACTORS............................................................  5

USE OF PROCEEDS.........................................................  8

SELLING STOCKHOLDERS....................................................  8

PLAN OF DISTRIBUTION....................................................  9

LEGAL MATTERS...........................................................  9

EXPERTS ................................................................  9

                              AVAILABLE INFORMATION

     We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of our SEC filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings also are available to the public on the SEC's website at http://www.sec.gov.

     This reoffer prospectus constitutes part of a Registration Statement on Form S-8 filed by us with the Commission under the Securities Act of 1933, as amended. This reoffer prospectus does not contain all of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to our company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in such instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information from certain of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this reoffer prospectus. In addition, certain information that we file with the SEC after the date of this reoffer prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this reoffer prospectus. We are incorporating by reference the information contained in the following SEC filings (File. No. 1-11352):

     o    Our Annual Report on Form 10-K for the year ended December 31, 2001;
     o    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2002;
     o The "Description of Securities" contained in our Registration Statement on Form 8-A filed August 19, 1992 together with all amendments and reports filed for the purpose of updating that description;
     o All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and
     o    All reports and other documents subsequently filed by us pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this reoffer prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this reoffer prospectus.

     You may request copies of these filings, at no cost, by writing or telephoning us as follows:

                            Investor Relations
                            Able Laboratories, Inc.
                            200 Highland Avenue, Suite 301
                            Needham, Massachusetts 02494
                            Telephone: (781)449-4926

     This reoffer prospectus is part of a Registration Statement on Form S-8 we filed with the SEC under the Securities Act of 1933. This reoffer prospectus does not contain all of the information contained in the Registration Statement. For further information about us and our common stock, you should read the Registration Statement and the exhibits filed with the Registration Statement.

                                  OUR BUSINESS

     We develop and manufacture generic drugs. Generic drugs are the chemical and therapeutic equivalents of brand-name drugs. They must meet the same governmental standards as the brand-name drugs they replace, and they must meet all U.S. Food and Drug Administration, or FDA, guidelines before they can be made or sold. We can manufacture and market a generic drug only if the patent or other government-mandated market exclusivity period for the brand-name equivalent has expired. Generic drugs are typically sold under their generic chemical names at prices significantly below those of their brand-name equivalents. We estimate that the U.S. generic or multi-source drug market approximates $13 billion in annual sales. We believe that this market has grown due to a number of factors, including:

     o a significant number of widely-prescribed brand-name drugs are at or near the end of their period of patent protection, making it permissible for generic manufacturers to produce and market competing generic drugs;

     o managed care organizations, which typically prefer lower-cost generic drugs to brand-name products, continue to grow in importance and impact in the U.S. health care market; and

     o physicians, pharmacists and consumers increasingly accept generic drugs.

     Our strategy is to focus on developing generic drugs that either have large established markets or are niche products with limited or no competition.

     Our facility consists of 46,000 square feet of manufacturing, warehousing, laboratory and office space, and an additional 34,700 square feet of warehousing and office space in South Plainfield, New Jersey.

     Our products are highly regulated, principally by the FDA, the U.S. Drug Enforcement Agency, state governments and governmental agencies of other countries. Federal and state regulations and statutes impose certain requirements on the testing, manufacture, labeling, storage, record keeping, approval, advertising and promotion of our products. Noncompliance with applicable requirements can result in judicially and administratively imposed sanctions.

     On May 29, 2002 our stockholders approved a plan of recapitalization that resulted in a one-for-fifteen reverse split of our common stock. The reverse split was effective on June 3, 2002. All of the share numbers and per share price information in this prospectus have been adjusted to represent post-split numbers.

     Our corporate headquarters is located at 200 Highland Avenue, Suite 301, Needham, MA 02494. The telephone number at our corporate office is (781) 449-4926, and the facsimile number is (781)449-5190.

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. WE HAVE SET FORTH BELOW THE MATERIAL RISK FACTORS NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE, BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

IF WE CONTINUE TO INCUR LOSSES, THEN THE VALUE OF OUR COMMON STOCK WILL LIKELY DECLINE.

     We have incurred operating losses in every year since our inception. We had an accumulated deficit of $[69,526,707] as of March 31, 2002. We incurred a net loss of $[4,472,907] in the year ended December 31, 2001.

We reported net income of $1,702,722 for the three months ended March 31, 2002. If we continue to incur operating losses, then the value of our common stock will likely decline and investors could lose their investment.

     Our losses have resulted principally from expenses we incurred in research and development activities, and from general and administrative costs associated with our development efforts. To continue development of our current and proposed products, we will need to expend substantial additional resources to conduct further product development and expand our manufacturing, sales, marketing, regulatory and administrative capabilities. Therefore, we may incur operating losses in the future as we expand our product programs.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH.

     We have been experiencing a period of rapid growth that has been placing a significant strain on all of our resources. Revenue from Able's operations for the year ended December 31, 2001 increased to $16,526,664. Revenue for the three months ended March 31, 2002, increased to $9,303,991. The number of our employees at our South Plainfield, New Jersey facility increased from 95 in March 2001 to 205 in May 2002. We anticipate that our revenues and business activities will continue to grow in 2002. To manage future growth effectively, we must maintain and enhance our financial and accounting systems and our manufacturing processes and compliance programs, as well as the operational and administrative tasks associated with integrating new personnel and managing expanded operations. The challenges inherent in managing growth are significant. If we are unable to meet these challenges, we could experience a material adverse effect on the quality of our products, our ability to retain key personnel and our business, operating results and financial condition.

WE DEPEND ON A NUMBER OF KEY PERSONNEL.

     Our future success depends to a significant degree on the skill, experience and efforts of our chief executive officer and the other members of our senior management team. The loss of any member of our senior management team could have a material adverse effect on our business.

WE FACE INTENSE COMPETITION FROM OTHER MANUFACTURERS OF GENERIC DRUGS.

     In order to succeed in the generic drug business, we need to achieve a significant share of the market for each generic drug we market. The generic drug manufacturing and distribution business is highly competitive. We compete with several companies that are better capitalized than we are and that have financial and human resources significantly greater than ours. Because we manufacture generic drugs, our products by their very nature are chemically and biologically equivalent to the products of our larger and profitable competitors. Also, we believe that, as a rule, the first one or two companies to bring a generic alternative to the market will capture the highest market share for that product. These larger companies, with their greater resources, could bring products to market before us, and could capture a significant share of the market at our expense.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF YOUR INVESTMENT.

     If you purchase shares of our common stock offered by this prospectus, you will experience immediate and substantial dilution, in that the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. The net tangible book value attributable to the common stock is $4,369,760, or $.38 per share, as of March 31, 2002.

WE ARE OBLIGATED TO ISSUE A LARGE NUMBER OF SHARES OF COMMON STOCK AT PRICES LOWER THAN MARKET VALUE.

     We are obligated to issue a large number of shares of common stock at prices lower than market value. Therefore, our common stock could lose value if a large number of shares are issued into the market. As of June 13, 2002, approximately 11,623,823 shares of common stock were issued and outstanding. We have issued a large number of securities, such as options, warrants and convertible preferred stock, that are convertible by their holders into shares of common stock. As of June 14, 2002, we were obligated to issue up to approximately 3,501,523 additional shares of common stock upon the conversion of convertible securities. We have also reserved 2,831,949 shares of common stock for issuance pursuant to options and warrants granted to our employees, officers, directors, consultants and others. The holders of these convertible securities likely would only exercise their rights to acquire common stock at times when the exercise price is lower than the price at which they could buy the common stock on the open market. Because we would likely receive less than current market price for any shares of common stock issued upon exercise of options and warrants, the exercise of a large number of these convertible securities could reduce the per-share market price of common stock held by existing investors. Also, the exercise of a large number of convertible securities could limit our ability to obtain additional equity capital by selling common stock. In all likelihood, we would be able to sell shares of common stock elsewhere on more favorable terms at the time the holders of convertible securities chose to exercise their rights.

CONVERSION OF OUTSTANDING SHARES OF CONVERTIBLE PREFERRED STOCK MAY REDUCE THE MARKET PRICE AND DILUTE THE RELATIVE VOTING POWER OF OUR OUTSTANDING COMMON STOCK.

     The conversion of outstanding shares of preferred stock may result in substantial dilution to the equity interests of current holders of our common stock. Specifically, the issuance of a significant amount of additional shares of our common stock would result in a decrease of the relative voting power of holders of our common stock which was issued and outstanding prior to the conversion of the preferred stock. In addition, public resales of our common stock following conversions of preferred stock may depress the prevailing market price of our common stock. Even prior to the time of actual conversions of the preferred stock, the perception of a significant market "overhang" resulting from the existence of our obligation to honor such conversions could depress the market price of our common stock.

THE VALUE OF OUR COMMON STOCK FLUCTUATES WIDELY AND INVESTORS COULD LOSE MONEY ON THEIR INVESTMENTS IN OUR STOCK.

     The price of our common stock has fluctuated widely in the past, and it is likely that it will continue to do so in the future. The market price of our common stock could fluctuate substantially based on a variety of factors, including:

     o    quarterly fluctuations in our operating results;

     o    announcements of new products by us or our competitors;

     o    key personnel losses;

     o    sales of common stock; and

     o developments or announcements with respect to industry standards, patents or proprietary rights.

     Over the past twelve months, the market price of our common stock has fluctuated between approximately $2.55 and approximately $9.15, adjusted to reflect the reverse stock split, and was approximately $4.38 on July 17, 2002. These broad market fluctuations could adversely affect the market price of our common stock, in that at the current price, any fluctuation in the dollar price per share could constitute a significant percentage decrease in the value of a stockholder's investment. Also, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought such a lawsuit against us, we could incur substantial costs defending the lawsuit and we would have to divert management time and attention away from operations. A lawsuit based on the volatility of the stock price in whole or in part could seriously harm our business and your investment.

WE MAY FACE PRODUCT LIABILITY FOR WHICH WE ARE NOT ADEQUATELY INSURED.

     The testing, marketing and sale of drug products for human use is inherently risky. Liability might result from claims made directly by consumers or by pharmaceutical companies or others selling our products. We presently carry product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that we will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect us against such potential liability or at a reasonable cost. The obligation to pay any product liability claim or a recall of a product could have a material adverse affect on our business, financial condition and future prospects.

INTENSE REGULATION BY GOVERNMENT AGENCIES MAY DELAY OUR EFFORTS TO COMMERCIALIZE OUR PROPOSED DRUG PRODUCTS.

     Before we can market any generic drug, we must first obtain FDA approval of the proposed drug and of the active drug raw materials that we use. In many instances, our approvals cover only one source of raw materials. If raw materials from a specified supplier were to become unavailable, we would be required to file a supplement to our Abbreviated New Drug Application to use a different manufacturer and revalidate the manufacturing process using a new supplier's materials. This could cause a delay of several months in the manufacture of the drug involved and the consequent loss of potential revenue and market share. For example, for a period of time we were unable to acquire the active drug for our clorazapate dipotassium product, and so we had to discontinue production of the product. The active drug ingredient has since become available again and we have resumed manufacturing the product.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock by the selling stockholder, nor will any such proceeds be available for use by us or otherwise for the our benefit. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our common stock by the selling stockholder as of June 14, 2002 and as adjusted to reflect the sale of the shares of common stock offered hereby for the selling stockholder. Beneficial ownership of the common stock by the selling stockholder following this offering will depend on the number of shares sold by the selling stockholder. The shares of common stock offered by this reoffer prospectus may be offered from time to time by the selling stockholder named below. The following table assumes that all the common stock offered by this reoffer prospectus are sold.

     We determined ownership in accordance with rules of the Securities and Exchange Commission. Beneficial ownership includes voting power and/or investment power with respect to the securities held by the named individual. Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 14, 2002, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                              SHARES BENEFICIALLY OWNED                             SHARES BENEFICIALLY
         NAME AND                 BEFORE OFFERING(1)         NUMBER OF SHARES       OWNED AFTER OFFERING
     RELATIONSHIP WITH       ---------------------------     BEING REGISTERED    ---------------------------
        THE COMPANY            NUMBER        PERCENT (1)     FOR SALE HEREBY       NUMBER          PERCENT
-------------------------    -----------     -----------     ----------------    -----------     -----------
C. Robert Cusick (2)........  1,150,926         9.9%              60,000         1,090,926           9.4%
     C/o RxBazaar, Inc.
     200 Highland Avenue
     Needham, MA 02494

------------------------
(1) Based on approximately 11,623,823 shares of common stock issued and outstanding as of June 13, 2002, plus, for each person, such number of shares of common stock subject to options and convertible securities held by such person that are currently exercisable, or become exercisable within 60 days of the date of this table.

(2) C. Robert Cusick is our former Chairman of the Board and Chief Executive Officer. All of the shares included in this reoffer prospectus were issued upon exercise of outstanding stock options held by Mr. Cusick. Includes 740,000 shares of common stock subject to options exercisable by Mr. Cusick within 60 days of the date of this table. Also includes shares of Series Q Preferred Stock which are convertible into 149,688 shares of common stock, which are owned by Mr. Cusick's spouse, as to which shares Mr. Cusick disclaims beneficial ownership.

     The Registration Statement shall also cover any additional shares of common stock that become issuable in connection with the shares of common stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

                              PLAN OF DISTRIBUTION

     The shares offered hereby may be sold from time to time by the selling stockholder, the pledgees, donees, transferees or other successors in interest of the selling stockholder. Such sales may be made on the OTC Bulletin Board or Boston Stock Exchange, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market prices, or in negotiated transactions at negotiated prices. The shares may be sold by one or a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this reoffer prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholder in amounts to be negotiated immediately prior to the sale. The selling stockholder and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions. In addition, any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the reoffer prospectus.

     Upon the company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, setting forth: (i) the name of such selling stockholder and the name of each of the participating broker-dealers, (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) a statement to the effect that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and (vi) other facts material to the transaction.

     We have agreed to pay the expenses incurred in connection with preparing and filing the Registration Statement and this reoffer prospectus (other than selling commissions).

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts.

                                     EXPERTS

     The financial statements for each of the fiscal years ended December 31, 2001 and 2000, incorporated by reference in this reoffer prospectus and in the Registration Statement of which this reoffer prospectus is part, have been audited by Wolf & Company, P.C., independent certified public accountants, as indicated in their report with respect to such financial statements. The incorporation by reference in this reoffer prospectus and in the Registration Statement of which it is part, is in reliance upon such reports given upon the authority of Wolf & Company, P.C., as experts in accounting and auditing.

     No broker, dealer or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this reoffer prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholder. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this reoffer prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2001;

     o    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2002;

     o The "Description of Securities" contained in our Registration Statement on Form 8-A filed August 19, 1992 together with all amendments and reports filed for the purpose of updating that description;

     o All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

     o All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          No applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (A) The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

               "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses (included attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former director or officers or employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses."

          (B) Article 9 of the Company's Certificate of Incorporation contains the following provision relating to the indemnification of directors and officers:

          "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

          (C) Article VII of the Company's By-laws contains the following provisions relating to indemnification of officers and directors:

          "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection
          (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

          The effect of these provisions would be to permit indemnification by the Company of for, among other liabilities, liabilities arising under the Securities Act of 1933 (the "Securities Act").

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          The 60,000 shares of common stock covered by this Registration Statement are restricted securities being offered for resale by a stockholder of the registrant. These share were issued to the stockholder by the registrant in reliance on the exemption provided by Section 4(2) of the Securities Act relating to sales by an issuer not involving a public offering. The shares were issued to the stockholder upon the stockholder's exercise of a stock option granted February 4, 1999.

ITEM 8.   EXHIBITS.

          4.1   Specimen certificate for common stock (previously filed).
          4.2 Stock Option in the name of C. Robert Cusick, dated November 19, 1998. (filed as Exhibit 10.81 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998).
          4.3 Stock Option in the name of C. Robert Cusick, dated February 4, 1999 (filed as Exhibit 10.8 to the Company's Report on Form 10-Q for the quarter ended March 31, 1999).
          4.4 Stock Option in the name of C. Robert Cusick, dated February 24, 1999 (filed as Exhibit 10.91 to the Company's Report on Form 10-KSB for the fiscal year ended December 31, 1999).
          4.5 Stock Option in the name of C. Robert Cusick, dated February 24, 2001 (filed as Exhibit 10.1 to the Company's Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference).
          5.1   Legal Opinion of Foley Hoag LLP.
          23.1  Consent of Wolf & Company, P.C.
          23.2  Consent of Foley Hoag LLP (included in Exhibit 5.1).
          24.1  Power of Attorney (contained on the signature page).

ITEM 9.   UNDERTAKINGS.

          1.   The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of July, 2002.

                                       ABLE LABORATORIES, INC.

                                       By: /s/ Dhananjay G. Wadekar
                                           ---------------------------------
                                           Dhananjay G. Wadekar
                                           President, Chief Executive Officer &
                                           Chairman of the Board of Directors
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dhananjay G. Wadekar as the true and lawful attorney-in-fact and agent with full power of substitution, for and in such name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of July 22, 2002.


        SIGNATURE                DATE                   TITLE
        ---------                ----                   -----

/s/ Dhananjay G. Wadekar     July 22, 2002     Chairman of the Board, Chief
...........................                     Executive Officer, President
    Dhananjay G. Wadekar                       and Treasurer (PRINCIPAL
                                               EXECUTIVE OFFICER, PRINCIPAL
                                               FINANCIAL AND ACCOUNTING OFFICER)

/s/ James B. Klint           July 22, 2002     Director
...........................
    James B. Klint


/s/ F. Howard Schneider      July 22, 2002     Director
...........................
    F. Howard Schneider


                             July __, 2002     Director
...........................
    Harry Silverman

                                  EXHIBIT INDEX



     EXHIBIT
     NO.                DESCRIPTION
     -------            -----------

     4.1  Specimen certificate for common stock (previously filed).

     4.2 Stock Option in the name of C. Robert Cusick, dated November 19, 1998. (filed as Exhibit 10.81 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998).

     4.3 Stock Option in the name of C. Robert Cusick, dated February 4, 1999 (filed as Exhibit 10.8 to the Company's Report on Form 10-Q for the quarter ended March 31, 1999).

     4.4 Stock Option in the name of C. Robert Cusick, dated February 24, 1999 (filed as Exhibit 10.91 to the Company's Report on Form 10-KSB for the fiscal year ended December 31, 1999).

     4.5 Stock Option in the name of C. Robert Cusick, dated February 24, 2001 (filed as Exhibit 10.1 to the Company's Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference).

     5.1  Legal opinion of Foley Hoag LLP.

     23.1 Consent of Wolf & Company, P.C.

     23.2 Consent of Foley Hoag LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (contained on the signature page).